UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 25, 2011 (November 23, 2011)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 23, 2011, Transcept Pharmaceuticals, Inc. (“Transcept”) announced that the U.S. Food and Drug Administration (“FDA”) approved Intermezzo® (zolpidem tartrate sublingual tablet) C-IV for use as needed for the treatment of insomnia when a middle-of-the-night awakening is followed by difficulty returning to sleep. Intermezzo® is not indicated for the treatment of middle-of-the-night insomnia when the patient has fewer than 4 hours of bedtime remaining before the planned time of waking.

The recommended dose of Intermezzo® for non-elderly patients is 1.75 mg for women and 3.5 mg for men, taken only once per night as needed if a middle-of-the-night awakening is followed by difficulty returning to sleep. These recommended doses are specific to each gender because women clear zolpidem from the body at a lower rate than men. The 1.75 mg dose is recommended for patients over the age of 65.

Transcept has agreed to FDA post-marketing commitments, including a study of patient compliance with Intermezzo® dosing instructions and pediatric use assessment in accordance with the Pediatric Research Equity Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: November 25, 2011

	By:	/s/ Marilyn E. Wortzman
Name: Marilyn E. Wortzman
Title: Vice President, Finance